UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

HANGOVER JOE'S HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9457 S. University #349
Highlands Ranch, Colorado 80126
 (Address of principal executive offices)

303-872-5939
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation
Item 3.02	Unregistered Sales of Equity Securities

On January 14, 2014, Hangover Joe's Holding Corporation (the “Company”) entered into a Securities Purchase Agreement with Asher Enterprises, Inc. ("Asher"), for the sale of an 8% convertible note in the principal amount of $58,000 (the "Note").  The financing closed on January 14, 2014.

The Note bears interest at the rate of 8% per annum.  All interest and principal must be repaid on October 9, 2014.  The Note is convertible into common stock, at Asher’s option, at a 45% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion.  In the event the Company prepays the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 115% if prepaid during the period commencing on the closing date through 30 days thereafter, (ii) 120% if prepaid 31 days following the closing through 60 days following the closing and (iii) 125% if prepaid 61 days following the closing through 90 days following the closing and (iv) 130% if prepaid 91 days following the closing through 120 days following the closing and (v) 135% if prepaid 121 days following the closing through 150 days following the closing and (vi) 140% if prepaid 151 days following the closing through 180 days following the closing.  After the expiration of 180 days following the date of the Note, the Company has no right of prepayment.

Asher has agreed to restrict its ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 9.99% of the then issued and outstanding shares of common stock.   The total net proceeds the Company received from this Offering was $58,000, less attorneys fees.  As of the date of the Note, the Company is obligated on the Note issued to Asher in connection with the offering. The Note is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the private  placement  of these  securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering,  Asher is an accredited  investor, Asher had access to information about the Company  and their  investment,  Asher  took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

As previously reported in the Company's Form 10-Q Quarterly Report for the quarterly period ended September 30, 2013 (the "10-Q"), the Company entered into an employment agreement (the "Agreement") with Michael Jaynes effective as of December 1, 2013, pursuant to which Mr. Jaynes was appointed as Chairman of the Board of Directors of the Company.  The Company inadvertently filed the wrong version of the Agreement as an exhibit to the 10-Q. The correct version of the Agreement is attached hereto as Exhibit 10.1.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
4.1	Securities Purchase Agreement by and among the Company and the Asher Enterprises, Inc., dated January 14, 2014

4.2	Convertible Promissory Note issued to Asher Enterprises, Inc.

10.1	Employment Agreement by and among the Company and Michael Jaynes dated December 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGOVER JOE'S HOLDING CORPORATION

Date: January 21, 2014	By:	/s/ Matthew Veal
Matthew Veal Interim CEO and Chief Financial Officer